Exhibit 99.1

Paloma Acquisition Corp I Announces the Separate Trading of Its Class A Ordinary Shares and Warrants, Commencing on April 13, 2026

New York, NY, April 8, 2026 – Paloma Acquisition Corp I (Nasdaq: PALOU) (the “Company”) today announced that, commencing on April 13, 2026, holders of the units (the “Units”) sold in the Company’s initial public offering may elect to separately trade the Company’s Class A ordinary shares (the “Ordinary Shares”) and warrants (the “Warrants”) included in the Units.

The Ordinary Shares and Warrants received from the separated Units will trade on the Nasdaq Global Market (“Nasdaq”) under the symbols “PALO” and “PALOW”, respectively. Units that are not separated will continue to trade on Nasdaq under the symbol “PALOU”. Holders of Units will need to have their brokers contact Efficiency INC., the Company’s transfer agent, in order to separate the Units into Ordinary Shares and Warrants.

The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses. The Company may pursue an initial business combination opportunity in any industry or sector but intends to focus on opportunities and companies in the mining and precious metals sector, with an emphasis on gold and silver in the United States and critical minerals in North America, Australia and New Zealand. The Company’s leadership team is composed of Chief Executive Officer, Anna Nahajski, Chief Financial Officer, Peter Preston, and independent directors: James Askew, Richard Munson, and Effie Simanikas. The leadership team consists of seasoned executives, operators, and investors with extensive experience in sourcing, evaluating, and executing complex transactions across both public and private markets. Collectively, the leadership team has a demonstrated track record of building and creating shareholder value through strategic acquisitions, successfully taking companies public, sourcing finance at various growth stages and identifying opportunities in the resources industry. The Company is looking to partner with  businesses led by experienced management teams with a demonstrated track record of resource growth, project development management, operational efficiency and cash flow generation.

The Units were initially offered by the Company in an underwritten offering. Jefferies LLC, acted as sole book-running manager. Copies of the prospectus relating to the offering may be obtained from  Jefferies, Attn: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone: 877-821-7388 or by email: Prospectus_Department@Jefferies.com.

The registration statement relating to the securities of the Company became effective on February 18, 2026. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and final prospectus for the Company’s initial public offering filed with the U.S. Securities and Exchange Commission (the “SEC”), which could cause actual results to differ from forward-looking statements. Copies of these documents are available on the SEC’s website, at www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law. No assurance can be given that the Company will ultimately complete a business combination transaction.

Contact

Paloma Acquisition Corp I

Peter Preston

Chief Financial Officer

Peter@palomaacquisitioncorp.com